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                                                                   Exhibit 5
                                                                   ---------
Board of Directors of
Solutia Inc.

Re:      Registration Statement of Solutia Inc. on Form S-3

Ladies and Gentlemen:

         I have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by Solutia Inc. to register the following securities: senior and subordinated debt securities; guarantees of debt securities; shares of common stock, $0.01 par value per share, including attached rights to purchase shares of Series A Junior Participating Preferred Stock under Solutia Inc.'s Rights Plan; shares of preferred stock, $0.01 par value per share; depositary shares representing shares of the preferred stock; warrants to purchase common stock, preferred stock, or depositary shares; stock purchase contracts; and stock purchase units; all of which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 at an aggregate initial public offering price not to exceed $800,000,000. I am familiar with the corporate proceedings taken by the Board of Directors to authorize the Registration Statement. I am also familiar with the Restated Certificate of Incorporation and the by-laws of Solutia Inc.

         In connection with this opinion, I have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the offered securities will have become effective under the Securities Act of 1933, as amended (the "Act"); (b) a Prospectus Supplement will have been prepared and filed with the Commission describing the securities offered thereby; (c) all offered securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (d) a definitive purchase, underwriting, sales agency or similar agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by Solutia Inc. and the other parties thereto; and (e) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended.

         Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

         1. Solutia Inc. has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

         2. When the senior and/or subordinated debt securities and guarantees, if any, and the applicable indenture have been authorized by appropriate corporate authorization, the applicable indenture has been duly executed by the parties thereto, and the senior and/or subordinated debt securities and guarantees, if any, have been executed, authenticated and delivered in accordance with the applicable indenture against payment therefore, the debt securities and guarantees, if any, will be validly issued and the debt securities will constitute binding



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obligations of Solutia Inc., and the guarantees, if any, will constitute binding obligations of the applicable subsidiary guarantors, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3. When the common stock and/or the preferred stock have been duly authorized by appropriate corporate authorization and issued upon receipt of payment therefor, the common stock and/or preferred stock will be validly issued, fully paid, and non-assessable.

         4. When the depositary shares and the related deposit agreement have been duly authorized by appropriate corporate authorization, the deposit agreement has been duly executed by the parties thereto, and the depositary shares are executed and issued in accordance with the depositary agreement upon receipt of payment therefor, the depositary shares will be validly issued, fully paid, and non-assessable.

         5. When the warrants and the related warrant agreement have been duly authorized by appropriate corporate authorization, the warrant agreement has been duly executed by the parties thereto, and the warrants have been executed, countersigned, and delivered in accordance with the warrant agreement against payment therefor, the warrants will be validly issued and will constitute binding obligations of Solutia Inc., subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         6. When the stock purchase contracts and the purchase contract agreement relating to the stock purchase contracts have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, and the stock purchase contracts have been duly executed and issued in accordance with the purchase contract agreement, the stock purchase contracts will constitute valid and binding obligations of Solutia Inc., enforceable against Solutia Inc. in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         7. When the stock purchase units, purchase contract agreements relating to the stock purchase contracts comprising a part of the units and stock purchase contracts have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, and the stock purchase contracts have been duly executed and issued in accordance with the purchase contract agreement, the stock purchase units will constitute valid and binding obligations of Solutia Inc., enforceable against Solutia Inc. in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.




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         I hereby consent to the use of this opinion as an exhibit to the
Registration Statement relating to the securities described above and to the use of my name under the heading "Validity of Securities" in the related prospectus. In giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                          /s/ Karl R. Barnickol

                                          Karl R. Barnickol
                                          General Counsel
                                          Solutia Inc.

St. Louis, Missouri
June 4, 2002